Exhibit 5.1

190 East Capitol Street, Suite 800 (39201) P.O. Box 427 Jackson, Mississippi 39205-0427 601-949-4900 Fax 601-949-4804 www.joneswalker.com

November 23, 2016

The First Bancshares, Inc.

6480 U.S. Hwy. 98 West

Hattiesburg, Mississippi 39402

Ladies and Gentlemen:

We have acted as special counsel to The First Bancshares, Inc., a Mississippi corporation (the “Company”), and are furnishing this opinion letter to the Company in connection with its filing of a Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) with the United States Securities and Exchange Commission (the “SEC”) on November 3, 2012. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering by the Company of up to 126,695 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), which may be issued to the shareholders of Gulf Coast Community Bank, Pensacola, Florida (“Gulf Coast”), in connection with the merger of Gulf Coast with and into the Company’s wholly-owned subsidiary, The First, A National Banking Association, Hattiesburg, Mississippi (“The First”), as contemplated by the Agreement and Plan of Merger, dated as of October 12, 2016 (the “Merger Agreement”), by and between the Company, The First and Gulf Coast (the “Merger”).

For the purposes of giving the opinion contained herein, we have examined the Registration Statement, the Merger Agreement, the articles of incorporation of the Company, as amended, the amended and restated bylaws of the Company, the resolutions of the Board of Directors of the Company adopting the Merger Agreement and approving the issuance of the Shares thereunder, and a specimen certificate representing the Common Stock. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of those documents submitted to us as copies (whether or not such copies are certified), that all documents submitted to us as copies are true and correct copies of such originals, and the legal capacity of all individuals executing any of the foregoing documents. In rendering the opinion set forth below, we have also assumed that (a) prior to the issuance of any Shares pursuant to the Merger Agreement, the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded and (b) if issued in physical form, certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar or, if issued in book entry form, an appropriate account statement evidencing Shares credited to the recipients’ accounts maintained with the transfer agent has been issued by said transfer agent.

Alabama ▪ Arizona ▪ District of Columbia ▪ Florida ▪ Georgia ▪ Louisiana ▪ Mississippi ▪ New York ▪ Ohio ▪ Texas

Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that when the Registration Statement has been declared effective by the SEC and the Shares have been issued to the shareholders of Gulf Coast in accordance with the terms and conditions set forth in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Mississippi and we express no opinion herein as to any law other than the federal laws of the United States and the laws of the State of Mississippi.

We hereby consent to be named in the Registration Statement and in the related joint proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinion expressed herein.

Very truly yours,

/s/ Jones Walker L.L.P.